Exhibit 99.2 Seaport District HughesThe Woodlands Landing Towers at the Waterway 6100 Merriweather New York, NY Houston,The Woodlands, TX TX Columbia, MD Supplemental Information Three months ended March 31, 2020 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2020 as amended and supplemented by any risk factors contained in our quarterly reports on Form 10-Q, which have been subsequently filed with the SEC. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Projects 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Operating Performance 17 Master Planned Community Land 22 Ward Village Condominiums 23 Other/Non-core Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Restructuring Expenses 29 Definitions 30 Reconciliations of Non-GAAP Measures 31 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q1 2020

Exchange / Ticker	NYSE:	HHC
Share Price - March 31, 2020	$	50.52
Diluted Earnings / Share	$	(2.88)
FFO / Diluted Share	$	(1.05)
Core FFO / Diluted Share	$	(1.21)
AFFO / Diluted Share	$	(1.31)

Recent Company Highlights

DALLAS, March 30, 2020 (PRNewswire) -- The Howard Hughes Corporation (HHC) closed on two loans totaling over $490 million. A $356.8 million construction loan was secured for Kō'ula, the sixth residential mixed-use development at Ward Village, reflecting continued strong demand for the acclaimed 60-acre MPC. In addition, a $137 million, 5-year term loan was secured for 9950 Woodloch Forest Drive, one of two premier Class AAA towers in The Woodlands comprising the newly rebranded The Woodlands Towers at The Waterway.

DALLAS, March 27, 2020 (PRNewswire) -- HHC priced an underwritten public offering of 2,000,000 shares of the HHC's common stock, at $50 per share, for estimated aggregate net proceeds (after underwriting discounts and commissions and offering expenses) of $94,000,000. In addition, HHC entered into an agreement with Pershing Square Funds, which will purchase 10,000,000 shares, at $50 per share, for estimated aggregate net proceeds of $488,000,000

THE WOODLANDS, March 19, 2020 (PRNewswire) -- HHC signed a 133,948-square-foot lease for the top five floors of 9950 Woodloch Forest Drive with Western Midstream Partners, LP (NYSE: WES). With this agreement, 9950 Woodloch Forest Drive is now 35% leased, with HHC's corporate headquarters set to relocate to the building later this year.

THE WOODLANDS, March 18, 2020 (PRNewswire) -- HHC sold the 208,000-square-foot MD Anderson building in The Woodlands for $115 million. With net proceeds of $64 million, the sale marks a gain of $52 million on a cash basis and is expected to result in a gain of approximately $39 million on a GAAP basis. In addition, this sale was done on a tax-free basis for federal income tax purposes as part of a reverse 1031 exchange involving the company's December purchase of The Woodlands Towers at The Waterway.

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
Summerlin
LAS VEGAS
Ward Village
HAWAII
110 N. Wacker
CHICAGO
Houston MPCs
Riverwalk
NEW ORLEANS
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Howard Hughes

Q1 2020 MPC & Condominium Results

$ in millions



Summerlin
60%
Woodlands/
Woodlands Hills 4%
Bridgeland
36%
1Q20
MPC
EBT
$44.1M



'A'ali'i
15%
Anaha
7%
Kō'ula
78%
1Q20
Condo
sales
14 units

Q1 2020 MPC EBT		
Bridgeland	$	15.8
Columbia		(0.3)
Summerlin		27.0
Woodlands/Woodlands Hills		1.6
Total	**$**	**44.1**

Q1 2020 Condo Units Contracted	
Waiea	—
Anaha	1
'A'ali'i	2
Kō'ula	11
Total	**14**

Howard Hughes
HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Q1 2020 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
7%
Office
43%
Multi-
family
50%
Projected
Stabilized
NOI
$33.5M

Retail & Office S.F.		1,569,898
Multi-family Units		909
Hotel Keys		—
Other Units		— / —
Projected Stabilized NOI	$	33.5

Currently Unstabilized

$ in millions



Hotel
29%
Retail
3%
Multi-
family
18%
Office
50%
Projected
Stabilized
NOI
$96.4M

Retail & Office S.F.		1,946,398
Multi-family Units		961
Hotel Keys		704
Other Units		— / —
Projected Stabilized NOI (a)	$	96.4

Currently Stabilized (a)

$ in millions



Hotel
2%
Other
9%
Retail
30%
Office
47%
Multi-
family
12%
Projected
Stabilized
NOI
$232.5M

Retail & Office S.F.		7,134,710
Multi-family Units		2,330
Hotel Keys		205
Other Units		135,801 / 1,374
Projected Stabilized NOI	$	232.5

Total

$ in millions



Other
6%
Hotel
9%
Retail
21%
Office
47%
Multi-family
17%
Projected
Stabilized
NOI
$362.4M

Retail & Office S.F.		10,651,006
Multi-family Units		4,200
Hotel Keys		909
Other Units		135,801 / 1,374
Projected Stabilized NOI	$	362.4

Q1 2020 Operating Results by Property Type

Currently Under Construction

$ in millions



1Q20
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Hotel
29%
Retail
3%
Multi-
family
2%
Office
66%
Other
8%
1Q20
Unstabilized
NOI
$12.0M

Currently Stabilized

$ in millions



Hotel
2%
Office
51%
Retail
27%
Multi-
family
12%
1Q20
Stabilized
NOI
$51.9M

Total (b)

$ in millions



Other
7%
Hotel
7%
Office
54%
Retail
22%
Multi-family
10%
1Q20
Total
NOI
$63.9M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport project information. See page 30 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

(a) Stabilized NOI decreased from last quarter as a result of the 100 Fellowship Drive asset sale. See page 21 for the details of this disposition.
(b) As a result of COVID-19, our Hospitality assets were temporarily shut down beginning in March 2020.

Howard Hughes

HowardHughes.com 214.741.7744 5

Financial Summary

($ in thousands, except share price and billions)	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2019	FY 2018
Company Profile							
Share price (a)	$50.52	$126.80	$129.60	$123.84	$110.00	$126.80	$97.62
Market Capitalization (b)	$2.8b	$5.4b	$5.6b	$5.4b	$4.8b	$5.4b	$4.2b
Enterprise Value (c)	$6.3b	$9.3b	$8.8b	$8.3b	$7.7b	$9.3b	$7.0b
Weighted avg. shares - basic	43,380	43,190	43,134	43,113	43,106	43,136	43,036
Weighted avg. shares - diluted	43,380	43,356	43,428	43,271	43,257	43,308	43,237
Total diluted share equivalents outstanding	54,939	42,673	43,426	43,223	43,223	42,678	43,109
Debt Summary							
Total debt payable (d)	$ 4,345,066	$ 4,138,618	$ 3,665,263	$ 3,465,714	$ 3,274,379	$ 4,138,618	$ 3,215,211
Fixed-rate debt	$ 1,906,187	$ 1,908,660	$ 2,011,626	$ 1,904,165	$ 1,675,207	$ 1,908,660	$ 1,663,875
Weighted avg. rate - fixed	5.06%	5.05%	5.11%	5.18%	5.06%	5.05%	5.17%
Variable-rate debt, excluding condominium financing	$ 2,362,424	$ 2,199,241	$ 1,625,792	$ 1,561,549	$ 1,494,918	$ 2,199,241	$ 1,454,579
Weighted avg. rate - variable	3.91%	4.32%	4.54%	4.79%	4.85%	4.32%	4.88%
Condominium debt outstanding at end of period	$ 76,455	$ 30,717	$ 27,846	$ —	$ 104,254	$ 30,717	$ 96,757
Weighted avg. rate - condominium financing	4.29%	4.83%	5.12%	N/A	5.74%	4.83%	5.75%
Leverage ratio (debt to enterprise value)	68.40%	44.19%	41.17%	41.17%	42.16%	44.19%	45.47%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and cash equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.
HowardHughes.com 214.741.7744 6

Financial Summary (con't)

($ in thousands)	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2019	FY 2018
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 111,170	$ 93,639	$ 101,694	$ 106,604	$ 89,107	$ 391,044	$ 335,145
Expenses	(53,264)	(48,414)	(48,571)	(47,899)	(42,754)	(187,638)	(163,046)
Company's Share NOI - Equity investees	5,961	2,123	2,043	1,688	5,089	10,943	8,096
Operating Assets NOI (a)	63,867	47,348	55,166	60,393	51,442	214,349	180,195
Avg. NOI margin	57%	51%	54%	57%	58%	55%	54%
MPC Segment Earnings							
Total revenues	50,446	170,739	92,287	72,859	50,896	386,781	309,451
Total expenses (b)	(23,813)	(75,742)	(44,723)	(40,406)	(28,679)	(189,550)	(169,699)
Interest income, net (c)	8,554	7,643	8,550	8,283	7,543	32,019	26,919
Equity in earnings in real estate and other affiliates	8,934	9,477	4,523	6,499	7,837	28,336	36,284
MPC Segment EBT (c)	44,121	112,117	60,637	47,235	37,597	257,586	202,955
Seaport District Segment Income (d)							
Revenues	8,736	11,550	22,389	12,325	6,586	52,850	28,879
Expenses	(12,626)	(16,802)	(25,281)	(15,212)	(10,571)	(67,870)	(34,357)
Company's Share NOI - Equity investees	(376)	(325)	(148)	(42)	(195)	(710)	(713)
Seaport District NOI (e)	(4,266)	(5,577)	(3,040)	(2,929)	(4,180)	(15,730)	(6,191)
Avg. NOI margin	(49%)	(48%)	(14%)	(24%)	(63%)	(30%)	(21%)
Condo Gross Profit							
Revenues	43	5,009	9,999	235,622	198,310	448,940	357,720
Expenses	(97,901)	(4,435)	(7,010)	(220,620)	(137,694)	(369,759)	(262,562)
Condo Net Income	$ (97,858)	$ 574	$ 2,989	$ 15,002	$ 60,616	$ 79,181	$ 95,158

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Starting in the first quarter of 2019, the Seaport District has been moved out of our other segments and into a stand-alone segment for disclosure purposes. Segment information for all periods presented has been updated to reflect this change.
(e) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

Howard Hughes.
HowardHughes.com 214.741.7744 7

Balance Sheets

(In thousands, except par values and share amounts)	Q1 2020 Unaudited	Q1 2019 Unaudited	FY 2019 Unaudited	FY 2018 Unaudited
Assets:				
Investment in real estate:				
Master Planned Communities assets	$ 1,672,534	$ 1,665,037	$ 1,655,674	$ 1,642,660
Buildings and equipment	3,901,549	3,082,749	3,813,595	2,932,963
Less: accumulated depreciation	(549,452)	(410,315)	(507,933)	(380,892)
Land	359,211	303,384	353,022	297,596
Developments	1,488,869	1,384,212	1,445,997	1,290,068
Net property and equipment	6,872,711	6,025,067	6,760,355	5,782,395
Investment in real estate and other affiliates	127,293	106,800	121,757	102,287
Net investment in real estate	7,000,004	6,131,867	6,882,112	5,884,682
Net investment in lease receivable	2,933	—	79,166	—
Cash and cash equivalents	971,695	452,908	422,857	499,676
Restricted cash	267,018	134,398	197,278	224,539
Accounts receivable, net	9,944	16,030	12,279	12,589
Municipal Utility District receivables, net	301,897	246,231	280,742	222,269
Notes receivable, net	36,000	4,723	36,379	4,694
Deferred expenses, net	139,329	104,101	133,182	95,714
Operating lease right-of-use assets, net	58,347	72,105	69,398	—
Prepaid expenses and other assets, net	332,557	253,644	300,373	411,636
Total assets	**$ 9,119,724**	**$ 7,416,007**	**$ 8,413,766**	**$ 7,355,799**
Liabilities:				
Mortgages, notes and loans payable, net	$ 4,304,590	$ 3,241,985	$ 4,096,470	$ 3,181,213
Operating lease obligations	69,980	71,888	70,413	—
Deferred tax liabilities	140,763	165,690	180,748	157,188
Accounts payable and accrued expenses	831,793	628,971	733,147	779,272
Total liabilities	**5,347,126**	**4,108,534**	**5,080,778**	**4,117,673**
Equity:				
Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued	—	—	—	—
Common stock: $.01 par value; 150,000,000 shares authorized, 55,989,263 issued and 54,939,003 outstanding as of March 31, 2020, and 150,000,000 shares authorized, 43,635,893 shares issued and 42,585,633 outstanding as of December 31, 2019	561	437	437	436
Additional paid-in capital	3,939,470	3,325,499	3,343,983	3,322,433
Accumulated deficit	(171,537)	(88,520)	(46,385)	(120,341)
Accumulated other comprehensive loss	(60,273)	(14,759)	(29,372)	(8,126)
Treasury stock, at cost, 1,050,260 shares as of March 31, 2020 and December 31, 2019	(120,530)	(62,190)	(120,530)	(62,190)
Total stockholders' equity	3,587,691	3,160,467	3,148,133	3,132,212
Noncontrolling interests	184,907	147,006	184,855	105,914
Total equity	**3,772,598**	**3,307,473**	**3,332,988**	**3,238,126**
Total liabilities and equity	**$ 9,119,724**	**$ 7,416,007**	**$ 8,413,766**	**$ 7,355,799**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	54,939	43,140	42,586	42,992
Dilutive effect of stock options (a)	—	83	88	117
Dilutive effect of warrants (b)	—	—	4	—
Total diluted share equivalents outstanding	**54,939**	**43,223**	**42,678**	**43,109**

(a) Stock options assume net share settlement calculated for the period presented.
(b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes.
HowardHughes.com 214.741.7744 8

Statements of Operations Comparative Statements of Operations: Total Portfolio (In thousands, except per share amounts) Q1 2020 Q1 2019 FY 2019 FY 2018 Revenues: Unaudited Unaudited Unaudited Unaudited Condominium rights and unit sales $ 43 $ 198,310 $ 448,940 $ 357,720 Master Planned Communities land sales 39,732 41,312 330,146 261,905 Minimum rents 70,987 54,086 221,907 207,315 Other land, rental and property revenues 34,897 41,479 206,966 160,519 Tenant recoveries 20,875 13,508 54,710 49,993 Builder price participation 7,759 5,195 35,681 27,085 Interest income from sales-type leases 882 — 2,189 — Total revenues 175,175 353,890 1,300,539 1,064,537 Expenses: Condominium rights and unit cost of sales 97,901 137,694 369,759 262,562 Master Planned Communities cost of sales 16,786 16,818 141,852 124,214 Operating costs 64,606 68,759 300,741 253,986 Rental property real estate taxes 13,578 9,831 36,861 32,183 Provision for (recovery of) doubtful accounts 1,701 (2) (414) 6,078 Demolition costs — 49 855 17,329 Development-related marketing costs 2,816 5,702 23,067 29,249 General and administrative 39,081 25,332 156,251 104,625 Depreciation and amortization 61,637 36,131 155,798 126,565 Total expenses 298,106 300,314 1,184,770 956,791 Other: Provision for impairment (48,738) — — — Gain (loss) on sale or disposal of real estate and other assets, net 38,124 (6) 22,362 (4) Other (loss) income, net (3,684) 173 12,179 (936) Total other (14,298) 167 34,541 (940) Operating (loss) income (137,229) 53,743 150,310 106,806 Selling profit from sales-type leases — — 13,537 — Interest income 1,146 2,573 9,797 8,486 Interest expense (34,448) (23,326) (105,374) (82,028) Gain on extinguishment of debt — — 4,641 — Equity in earnings from real estate and other affiliates 11,349 9,951 30,629 39,954 (Loss) income before taxes (159,182) 42,941 103,540 73,218 Provision for income taxes (34,100) 11,016 29,245 15,492 Net (loss) income (125,082) 31,925 74,295 57,726 Net income attributable to noncontrolling interests (52) (104) (339) (714) Net (loss) income attributable to common stockholders $ (125,134) $ 31,821 $ 73,956 $ 57,012 Basic (loss) income per share: $ (2.88) $ 0.74 $ 1.71 $ 1.32 Diluted (loss) income per share: $ (2.88) $ 0.74 $ 1.71 $ 1.32 HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q1 2020	Q1 2019	FY 2019	FY 2018
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net (loss) income attributable to common stockholders	$ (125,134)	$ 31,821	$ 73,956	$ 57,012
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	59,816	34,517	147,777	119,309
(Gain) loss on sale or disposal of real estate and other assets, net	(38,124)	6	(22,362)	4
Selling profit from sales-type leases	—	—	(13,537)	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	8,006	—	5,479	—
Selling profit from sales-type leases	—	—	2,843	—
Impairment of depreciable real estate properties	48,738	—	—	—
Reconciling items related to noncontrolling interests	52	104	339	714
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,147	862	3,688	2,679
FFO	**$ (45,499)**	**$ 67,310**	**$ 198,183**	**$ 179,718**
Adjustments to arrive at Core FFO:				
Gain on extinguishment of debt	$ —	$ —	$ (4,641)	$ —
Severance expenses	2,478	854	29,144	687
Non-real estate related depreciation and amortization	1,821	1,614	8,021	7,256
Straight-line amortization	(2,967)	(2,134)	(7,364)	(12,609)
Deferred income tax (benefit) expense	(13,081)	10,703	27,816	16,195
Non-cash fair value adjustments related to hedging instruments	1,093	(128)	770	(1,135)
Share-based compensation	809	2,725	17,349	11,242
Other non-recurring expenses (development-related marketing and demolition costs)	2,816	5,751	23,922	46,579
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	92	29	190	306
Core FFO	**$ (52,438)**	**$ 86,724**	**$ 293,390**	**$ 248,239**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (3,589)	$ (1,042)	$ (5,237)	$ (14,267)
Leasing commissions	(922)	(418)	(4,192)	(3,600)
AFFO	**$ (56,949)**	**$ 85,264**	**$ 283,961**	**$ 230,372**
FFO per diluted share value	**$ (1.05)**	**$ 1.56**	**$ 4.58**	**$ 4.16**
Core FFO per diluted share value	**$ (1.21)**	**$ 2.00**	**$ 6.77**	**$ 5.74**
AFFO per diluted share value	**$ (1.31)**	**$ 1.97**	**$ 6.56**	**$ 5.33**

Howard Hughes

HowardHughes.com 214.741.7744 10

NOI by Region, excluding the Seaport District

Property	% Ownership (a)	Total		Q1 2020 Occupied (#)		Q1 2020 Leased (#)		Q1 2020 Occupied (%)		Q1 2020 Leased (%)		Q1 2020 Annualized NOI (b)	Est. Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	2,616,346	—	2,540,386	—	2,543,396	—	97%	—%	97%	—%	$ 69,999	$ 71,970	—
Office - Columbia	100%	1,266,203	—	1,168,144	—	1,173,879	—	92%	—%	93%	—%	22,119	22,479	—
Office - Summerlin	100%	532,428	—	528,131	—	532,428	—	99%	—%	100%	—%	12,538	13,700	—
Retail - Houston	100%	436,401	—	394,567	—	394,567	—	90%	—%	90%	—%	10,508	13,271	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	1,933	2,200	—
Retail - Hawaii	100%	1,020,743	—	888,907	—	918,358	—	87%	—%	90%	—%	17,623	22,407	—
Retail - Other	100%	271,051	—	247,980	—	267,332	—	91%	—%	99%	—%	5,459	6,500	—
Retail - Summerlin	100%	837,442	—	756,709	—	796,785	—	90%	—%	95%	—%	22,077	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,389	23,126	1,274	23,126	1,295	99%	92%	99%	93%	16,479	19,800	—
Multi-Family - Columbia (d)	50%	41,617	817	25,015	777	39,497	799	60%	95%	95%	98%	6,944	6,700	—
Multi-Family - Summerlin (d)	100%	—	124	—	116	—	116	—%	94%	—%	94%	2,028	2,200	—
Hospitality - Houston (e)	100%	—	205	—	175	—	—	—%	85%	—%	—%	4,845	4,500	—
Self-Storage - Houston	100%	—	1,374	—	1,112	—	1,126	—%	81%	—%	82%	699	600	—
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	12,181	12,282	—
Other Assets (f)	100%	135,801	—	135,801	—	135,801	—	100%	—%	100%	—%	7,947	7,545	—
Total Stabilized Properties (g)												**213,379**	**232,454**	—
Unstabilized Properties														
Office - Houston	100%	1,354,727	—	1,095,563	—	1,300,949	—	81%	—%	96%	—%	31,528	36,358	1.9
Office - Columbia	100%	445,967	—	117,238	—	277,138	—	26%	—%	62%	—%	1,524	12,300	2.5
Retail - Houston	100%	72,973	—	42,389	—	49,922	—	58%	—%	68%	—%	722	2,200	2.0
Retail - Hawaii	100%	16,048	—	14,880	—	16,048	—	93%	—%	100%	—%	680	1,152	0.3
Multi-Family - Houston (d)	100%	—	312	—	65	—	102	—%	21%	—%	33%	(222)	3,875	1.0
Multi-Family - Columbia (d)	50%	56,683	382	—	30	11,080	113	—%	8%	20%	30%	(228)	9,162	3.0
Multi-Family - Summerlin (d)	100%	—	267	—	171	—	181	—%	64%	—%	68%	2,572	4,400	0.5
Hospitality - Houston (e)	100%	—	704	—	484	—	—	—%	69%	—%	—%	21,196	27,000	0.8
Total Unstabilized Properties												**$ 57,772**	**$ 96,447**	**2.1**

Howard Hughes
HowardHughes.com 214.741.7744 11

NOI by Region, excluding the Seaport District (con't)

Property	% Ownership (a)	Total		Q1 2020 Occupied (#)		Q1 2020 Leased (#)		Q1 2020 Occupied (%)		Q1 2020 Leased (%)		Q1 2020 Annualized NOI (b)	Est. Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Other	23%	1,500,000	—	—	—	1,110,000	—	—%	—%	74%	—%	—	14,421	3.0
Retail - Hawaii	100%	47,750	—	—	—	1,688	—	—%	—%	4%	—%	—	1,918	2.7
Multi-Family - Houston (d)	100%	11,448	909	—	—	6,146	—	—%	—%	54%	—%	11	16,726	3.1
Retail - Columbia	100%	10,700	—	—	—	10,700	—	—%	—%	100%	—%	—	400	1.0
Total Under Construction Properties												**11**	**33,465**	**2.7**
Total/ Wtd. Avg. for Portfolio												**$ 271,162**	**$ 362,366**	**2.4**

(a) Includes our share of NOI for our joint ventures.
(b) Annualized Q1 2020 NOI includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q1 2020. As a result of COVID-19, our Hospitality assets were temporarily shut down beginning in March 2020.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between 1Q20 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

Howard Hughes.
HowardHughes.com 214.741.7744 12

Stabilized Properties - Operating Assets Segment

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q1 2020 % Occ.	Q1 2020 % Leased	Annualized Q1 2020 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	98 %	98 %	$ 6,730	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,787	6,856
1201 Lake Robbins Tower (a)	Houston, TX	100 %	807,586	100 %	100 %	26,691	25,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	65 %	65 %	474	1,900
1725 Hughes Landing	Houston, TX	100 %	331,754	95 %	96 %	6,059	6,900
1735 Hughes Landing	Houston, TX	100 %	318,170	100 %	100 %	8,007	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	436	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,486	2,268
9303 New Trails	Houston, TX	100 %	97,967	85 %	85 %	1,187	1,800
One Hughes Landing	Houston, TX	100 %	197,719	100 %	100 %	6,161	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	97 %	97 %	4,980	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	898,681	91 %	91 %	13,391	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	89 %	89 %	1,220	1,402
One Mall North	Columbia, MD	100 %	98,619	95 %	96 %	1,964	1,947
One Merriweather	Columbia, MD	100 %	206,865	99 %	99 %	5,543	4,800
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	3,722	4,500
One Summerlin	Las Vegas, NV	100 %	206,279	99 %	100 %	6,154	5,700
Two Summerlin	Las Vegas, NV	100 %	144,615	98 %	100 %	2,664	3,500
Total Office			**4,414,977**			**104,656**	**108,149**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	76 %	76 %	1,330	2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	536	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	126	217
Creekside Village Green	Houston, TX	100 %	74,670	88 %	88 %	1,888	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	100 %	100 %	3,447	4,375
Lakeland Village Center	Houston, TX	100 %	83,488	88 %	88 %	1,118	1,700
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	91 %	91 %	1,455	1,668
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	606	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	1,933	2,200
Ward Village Retail	Honolulu, HI	100 %	1,020,743	90 %	89 %	17,623	22,407
Downtown Summerlin	Las Vegas, NV	100 %	837,442	90 %	95 %	22,077	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	271,051	91 %	99 %	5,461	6,501
Total Retail			**2,654,836**			**$ 57,600**	**$ 70,678**

Howard Hughes.
HowardHughes.com 214.741.7744 13

Stabilized Properties - Operating Assets Segment (con't)

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units (b)	Q1 2020 % Occ. (b)	Q1 2020 % Leased (b)	Annualized Q1 2020 NOI	Est. Stabilized NOI
Multi-family							
Millennium Six Pines Apartments	Houston, TX	100%	— / 314	91%	93%	$ 3,833	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	— / 393	90%	93%	3,527	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	99% / 94%	99% / 94%	6,456	7,200
Creekside Park Apartments	Houston, TX	100%	— / 292	92%	94%	2,664	3,500
The Metropolitan Downtown Columbia	Columbia, MD	50%	13,591 / 380	84% / 97%	84% / 100%	3,180	2,900
m.flats & TEN.M	Columbia, MD	50%	28,026 / 437	48% / 94%	96% / 100%	3,764	3,800
Constellation	Las Vegas, NV	100%	— / 124	94%	94%	2,027	2,200
Total Multi-family			**64,897 / 2,330**			**25,451**	**28,700**
Hotel							
Embassy Suites at Hughes Landing (c)	Houston, TX	100%	205	85%	—%	4,845	4,500
Total Hotel			**205**			**4,845**	**4,500**
Other							
Hughes Landing Daycare	Houston, TX	100%	10,000 / —	100%	100%	286	260
The Woodlands Warehouse	Houston, TX	100%	125,801 / —	100%	100%	754	1,200
Self-Storage 242 & 2978	Houston, TX	100%	— / 1,374	81%	82%	699	600
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	2,339	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	1,736	1,117
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,869	1,662
Kewalo Basin Harbor	Honolulu, HI	100%	NA	NA	NA	1,263	1,100
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	357	458
Summerlin Hospital Medical Center	Las Vegas, NV	5%	NA	NA	NA	3,724	3,724
Las Vegas Ballpark (d) (e)	Las Vegas, NV	100%	NA	NA	NA	8,100	8,100
Other Assets	Various	100%	NA	NA	NA	(300)	4
Total Other			**135,801 / 1,374**			**20,827**	**20,427**
Total Stabilized						**$ 213,379**	**$ 232,454**

(a) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 9950 Woodloch Forest Tower is an unstabilized property as of March 31, 2020. See page 15 for further details.
(b) For instances with two sets of rentable sq. ft/units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(c) Hotel property percentage occupied and is the average for Q1 2020.
(d) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.
(e) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly-owned team, the Las Vegas Aviators.

Howard Hughes
HowardHughes.com 214.741.7744 14

Unstabilized Properties - Operating Assets Segment

($ in thousands, except Sq. Ft. and units)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q1 2020 % Occ. (a)	Q1 2020 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q1 2020 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	82%	89%	$ 84,816	$ 90,133	$ 7,185	$ 7,600	Q4 2020	8%
Lakefront North (c)	Houston, TX	100%	258,058	91%	93%	62,837	77,879	4,651	6,458	2021	8%
9950 Woodloch Forest Tower (c) (d)	Houston, TX	100%	595,854	100%	100%	129,736	210,571	19,807	17,900	2023	9%
8770 New Trails	Houston, TX	100%	180,000	—%	100%	31,570	45,985	(115)	4,400	2021	10%
6100 Merriweather	Columbia, MD	100%	318,545	—%	50%	89,519	138,221	(329)	9,200	2023	7%
Two Merriweather	Columbia, MD	100%	127,422	92%	92%	36,589	40,941	1,853	3,100	2021	8%
Total Office			**1,800,694**			**435,067**	**603,730**	**33,052**	**48,658**		
Retail											
Creekside Park West	Houston, TX	100%	72,973	58%	68%	16,045	22,625	722	2,200	2022	10%
Anaha Retail (e)	Honolulu, HI	100%	16,048	93%	100%	—	—	680	1,152	Q2 2020	n.a.
Total Retail			**89,021**			**16,045**	**22,625**	**1,402**	**3,352**		
Multi-family											
Juniper Apartments	Columbia, MD	100%	56,683 / 382	—% / 8%	20% / 30%	82,708	116,386	(228)	9,162	2023	8%
Lakeside Row	Houston, TX	100%	312	21%	33%	39,027	48,412	(222)	3,875	2021	8%
Tanager Apartments	Las Vegas, NV	100%	267	64%	68%	52,037	59,276	2,572	4,400	Q3 2020	7%
Total Multi-family			**56,683 / 961**			**173,772**	**224,074**	**2,122**	**17,437**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	63%	n.a.	72,360	72,360	12,596 (f)	16,500	Q4 2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	76%	n.a.	98,215	98,215	8,600 (f)	10,500	Q4 2020	11%
Total Hotel			**704**			**170,575**	**170,575**	**21,196**	**27,000**		
Total Unstabilized						**$ 795,459**	**$ 1,021,004**	**$ 57,772**	**$ 96,447**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of March 31, 2020. Each Hotel property Percentage Occupied is the average for Q1 2020. For instances with two sets of rentable sq. ft/ units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North and 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, were acquired on December 30, 2019. 1201 Lake Robbins Tower is a stabilized property as of March 31, 2020, and 9950 is unstabilized as Occidental Petroleum's lease in this building expires in the second quarter of 2020. Occidental Petroleum has leased 100% of 1201 Lake Robbins Tower through 2032. See page 13 for further details.
(e) Condominium retail Develop. Cost Incurred and Est. Total Cost (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(f) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the hotel business.

Howard Hughes
HowardHughes.com 214.741.7744 15

Under Construction Projects - Strategic Developments Segment

($ in thousands, except Sq. Ft. and units)

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	23% (d)	1,500,000	74%	Under Construction	Q2 2018	2023	$ 16,078	$ 16,078	$ 14,421	8%
Total Office			**1,500,000**					**16,078**	**16,078**	**14,421**	
Retail											
A'ali'i (e)	Honolulu, HI	100%	11,336	—%	Under Construction	Q4 2018	2022	—	—	637	—%
Kō'ula (e)	Honolulu, HI	100%	36,414	5%	Under Construction	Q3 2019	2023	—	—	1,281	—%
Merriweather District Area 3 Standalone Retail	Columbia, MD	100%	10,700	100%	Under Construction	Q3 2019	2021	1,368	5,680	400	7%
Total Retail			**58,450**					**1,368**	**5,680**	**2,318**	

Project Name	Location	% Ownership	Est. Rentable Sq. Ft. / # of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Two Lakes Edge	Houston, TX	100%	11,448 / 386	2,690	Under Construction	Q2 2018	2024	82,659	107,706	8,529	8%
Millennium Phase III Apartments	Houston, TX	100%	163	2,595	Under Construction	Q2 2019	2021	15,000	45,033	3,500	8%
Creekside Park Apartments Phase II	Houston, TX	100%	360	1,744	Under Construction	Q3 2019	2023	4,734	57,472	4,697	8%
Total Multi-family			11,448 / 909					**102,393**	**210,211**	**16,726**	
Total Under Construction								**$ 119,839**	**$ 231,969**	**$ 33,465**	

(a) Represents leases signed as of March 31, 2020, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including overhead allocations, development fees and leasing commissions in Develop. Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Develop. Costs Incurred represent HHC's equity in the project at March 31, 2020. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) In Q2 2019, we revised the calculation of our effective ownership interest in 110 North Wacker based on the loan modification and joint venture funding commitment changes that occurred in May 2019. As a result of the modification and our reduced future funding commitments, our effective ownership percentage is 23%. Our share of estimated stabilized NOI therefore decreased, but the 8% yield remained unchanged as our funding commitment decreased as well.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.

Howard Hughes.
HowardHughes.com 214.741.7744 16

Seaport District Operating Performance

($ in thousands)	Real Estate Operations (Landlord) (a)			Managed Businesses (b)		Events, Sponsorships & Catering Business (g)	Q1 2020 Total
	Historic District & Pier 17	Multi-Family (c)	Hospitality (d)	Historic District & Pier 17 (e)	Tin Building (f)		
Revenues							
Rental revenue (h)	$ 2,246	$ 242	$ 395	$ 6	$ —	$ —	$ 2,889
Tenant recoveries	315	—	—	—	—	—	315
Other rental and property revenue	7	2	—	3,915	—	2,312	6,236
Total Revenues	2,568	244	395	3,921	—	2,312	9,440
Expenses							
Other property operating costs (h)	(4,429)	(140)	(493)	(6,279)	—	(2,365)	(13,706)
Total Expenses	(4,429)	(140)	(493)	(6,279)	—	(2,365)	(13,706)
Net Operating (Loss) Income - Seaport District (i)	$ (1,861)	$ 104	$ (98)	$ (2,358)	$ —	$ (53)	$ (4,266)
Project Status	Unstabilized	Stabilized	Unstabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft / Units							
Total Sq. Ft. / units	305,265	13,000 / 21	66	73,488	53,396	21,077	
Leased Sq. Ft. / units (j)	125,374	— / 21	—	73,488	53,396	21,077	
% Leased or occupied (j)	41%	—% / 100%	—%	100%	100%	100%	
Development (k)							
Development costs incurred	$ 528,260	$ —	$ —	$ —	$ 81,289	$ —	$ 609,549
Estimated total costs (excl. land)	$ 595,018	$ —	$ —	$ —	$ 173,452	$ —	$ 768,470

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned, either wholly or through joint ventures, by HHC.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended March 31, 2020, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, R17 and Cobble & Co.
(c) Multi-Family represents 85 South Street which includes base level retail in addition to residential units.
(d) Hospitality represents Mr. C Seaport, of which HHC has a 35% ownership interest. Percentage occupied is the average for Q1 2020.
(e) Includes our 90% share of NOI from Bar Wayō.
(f) Represents the food hall by Jean-Georges. As a result of potential impacts related to COVID-19, including the halting of construction on the Tin Building, we are uncertain as to the timing of construction completion and the opening of the Tin Building.
(g) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(h) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(i) See page 33 for the reconciliation of Seaport District NOI.
(j) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(k) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $65.0 million.

Howard Hughes HowardHughes.com 214.741.7744 17

MPC Portfolio Commercial 22% Commercial Master Planned 41% Commercial Communities- Remaining Residential 100% 59% Saleable Acres (a) Residential 78% Unstabilized 14% Stabilized Income-Producing Assets - Stabilized Unstabilized 44% Stabilized and Unstabilized 46% Unstabilized 54% 56% Stabilized 86% ($ in thousands) Nevada Texas Maryland Total MPC Performance - 1Q20 & 1Q19 MPC Net Contribution (1Q20) (b) $(1,860) $(8,348) $(328) $(10,536) MPC Net Contribution (1Q19) (b) $9,174 $(17,350) $(313) $(8,489) Operating Asset Performance - 2020 & Future Annualized 1Q20 in-place NOI $51,397 $162,531 $32,525 $246,453 Est. stabilized NOI (future) (c) $58,882 $202,687 $53,300 $314,869 Wtd. avg. time to stab. (yrs.) 0.5 2.3 2.5 — (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended March 31, 2020, is found under Reconciliation of Non-GAAP Measures on page 33. (c) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. HowardHughes.com 214.741.7744 18

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	2,616,346	—	—	532,428	1,266,203	4,414,977	—	—	—	—
Retail Sq. Ft.	376,193	—	83,488	837,442	130,816	1,427,939	1,020,743	13,000	271,051	1,304,794
Multifamily units	1,389	—	—	124	817	2,330	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self-Storage Units	1,374	—	—	—	—	1,374	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	1,354,727	—	—	—	445,967	1,800,694	—	—	—	—
Retail Sq.Ft. (a)	72,973	—	—	—	56,683	129,656	16,048	399,830	—	415,878
Multifamily units	—	—	312	267	382	961	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	—	—	—	—	—	1,500,000	1,500,000
Retail Sq. Ft.	11,448	—	—	—	10,700	22,148	47,750	53,396	—	101,146
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	909	—	—	—	—	909	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,697	n.a.	n.a.	2,697
Current Residents (b)	118,000	300	12,550	113,000	112,000	355,850	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	56 ac.	1,340 ac.	2,125 ac.	2,990 ac.	n.a.	6,511 ac.	262	n.a.	n.a.	262
Estimated price per acre (c)	$ 1,176	$ 303	$ 439	$ 1,542	n.a.	—	n.a.	n.a.	n.a.	$ —
Commercial Land										
Total acreage remaining	722 ac.	175 ac.	1,527 ac.	831 ac.	96 ac.	3,351 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	$ 1,147	$ 515	$ 543	$ 1,125	$ 580	—	n.a.	n.a.	n.a.	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.
(b) Acreage shown as of March 31, 2020; current residents shown as of December 31, 2019.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2020 land models.

Howard Hughes
HowardHughes.com 214.741.7744 19

Lease Expirations

Office and Retail Lease Expirations

Total Office and Retail Portfolio as of March 31, 2020



30%
24%
18%
12%
6%
0%
% of Annualized Cash Rent Expiring
Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office (a) Retail
2020 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026 | 2027 | 2028 | 2029 | 2030+ |
Houston
Summerlin
Columbia
Hawaii
Other

Expiration Year	Office Expirations (b): Annualized Cash Rent (In thousands)	Office Expirations (b): Percentage of Annualized Cash Rent	Office Expirations (b): Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.	Retail Expirations (b): Annualized Cash Rent (In thousands)	Retail Expirations (b): Percentage of Annualized Cash Rent	Retail Expirations (b): Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.
2020	$ 6,427	3.51%	$ 22.07	$ 7,103	7.36%	$ 38.24
2021	6,304	3.44%	22.83	5,636	5.84%	39.29
2022	17,998	9.83%	11.49	4,763	4.94%	45.16
2023	13,674	7.47%	26.97	8,555	8.87%	48.31
2024	16,808	9.18%	26.29	7,073	7.33%	42.23
2025	14,028	7.66%	20.69	21,984	22.79%	49.63
2026	6,581	3.60%	32.94	6,213	6.44%	51.63
2027	8,122	4.44%	28.11	5,012	5.20%	60.94
2028	9,293	5.08%	37.86	9,798	10.16%	87.70
2029	8,066	4.41%	16.23	4,555	4.72%	46.11
Thereafter	75,730	41.38%	36.99	15,779	16.36%	49.84
Total	$ 183,031	100.00%		$ 96,471	100.01%	

(a) Increase in Houston includes leases for 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, collectively known as The Woodlands Towers at the Waterway, which were acquired on December 30, 2019.
(b) Excludes leases with an initial term of 12 months or less.

Howard Hughes.
HowardHughes.com 214.741.7744 20

Acquisition / Disposition Activity

(In thousands, except rentable Sq. Ft. / Units / Acres)

Q1 2020 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price

No acquisition activity in Q1 2020

Q1 2020 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price
3/13/2020	100 Fellowship Drive	100%	The Woodlands, Texas	203,257 sq.ft. / 13.5 acres	$115.0 million

Howard Hughes.
HowardHughes.com 214.741.7744 21

Master Planned Community Land

($ in thousands)	The Woodlands Q1 2020	The Woodlands Q1 2019	The Woodlands Hills Q1 2020	The Woodlands Hills Q1 2019	Bridgeland Q1 2020	Bridgeland Q1 2019	Summerlin Q1 2020	Summerlin Q1 2019	Columbia Q1 2020	Columbia Q1 2019	Total Q1 2020	Total Q1 2019
Revenues:												
Residential land sale revenues	$ 8,701	$10,683	$ 2,573	$ 2,438	$17,547	$11,758	$ 9,120	$16,432	$ —	$ —	$ 37,941	$ 41,311
Commercial land sale revenues	—	—	—	—	1,791	—	—	—	—	—	1,791	—
Builder price participation	40	29	16	21	284	224	7,418	4,921	—	—	7,758	5,195
Other land sale revenues	115	1,591	—	7	16	16	2,825	2,776	—	—	2,956	4,390
Total revenues	8,856	12,303	2,589	2,466	19,638	11,998	19,363	24,129	—	—	50,446	50,896
Expenses:												
Cost of sales - residential land	(4,968)	(5,723)	(978)	(1,190)	(5,720)	(5,318)	(4,536)	(4,588)	—	—	(16,202)	(16,819)
Cost of sales - commercial land	—	—	—	—	(584)	—	—	—	—	—	(584)	—
Real estate taxes	(1,143)	(1,461)	25	(60)	(604)	(489)	(632)	(768)	(144)	(134)	(2,498)	(2,912)
Land sales operations	(1,505)	(3,912)	(440)	(578)	(875)	(1,371)	(1,434)	(2,716)	(184)	(206)	(4,438)	(8,783)
Depreciation and amortization	(34)	(34)	—	—	(34)	(32)	(23)	(114)	—	20	(91)	(160)
Other (loss) income, net	—	—	—	—	—	—	—	(5)	—	—	—	(5)
Total operating expenses	(7,650)	(11,130)	(1,393)	(1,828)	(7,817)	(7,210)	(6,625)	(8,191)	(328)	(320)	(23,813)	(28,679)
Net interest capitalized (expense)	(962)	(1,294)	295	293	3,936	3,627	5,285	4,917	—	—	8,554	7,543
Equity in earnings from real estate affiliates	—	—	—	—	—	—	8,934	7,837	—	—	8,934	7,837
EBT	$ 244	$ (121)	$ 1,491	$ 931	$15,757	$ 8,415	$ 26,957	$28,692	$ (328)	$ (320)	$ 44,121	$ 37,597
Key Performance Metrics:												
Residential												
Total acres closed in current period	7.4 ac.	17.3 ac.	8.5 ac.	8.7 ac.	40.0 ac.	30.9 ac.	0.6 ac.	20.5 ac.	—	—		
Price per acre achieved (a)	$ 1,176	$ 618	$ 303	$ 280	$ 439	$ 381	$ 1,542	$ 712	NM	NM		
Avg. gross margins	42.9 %	46.4 %	62.0 %	51.2 %	67.4 %	54.8 %	50.3 %	72.1 %	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	16.0 ac.	—	—	—	—	—		
Price per acre achieved	NM	NM	NM	NM	$ 131	NM	NM	NM	NM	NM		
Avg. gross margins	NM	NM	NM	NM	67.4 %	NM	NM	NM	NM	NM		
Avg. combined before-tax net margins	42.9 %	46.4 %	62.0 %	51.2 %	67.4 %	54.8 %	50.3 %	72.1 %	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Columbia
Remaining saleable acres					
Residential (b)	56 ac.	1,340 ac.	2,125 ac.	2,990 ac.	—
Commercial (c)	722 ac.	175 ac.	1,527 ac.	831 ac.	96 ac.
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	87% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	54% / 0.46 ac.	86% / 0.23 ac.	89% / 0.16 ac.	—% / —	NM
Projected est. % single-family attached lots / lot size	46% / 0.12 ac.	14% / 0.13 ac.	10% / 0.10 ac.	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac.	13% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	27	15	95	115	NM
Projected GAAP gross margin (e)	42.9%	62.0%	67.4%	50.3%	NM
Projected cash gross margin (e)	99.8%	92.2%	81.0%	70.2%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2022	2031	2034	2039	—
Commercial	2031	2030	2045	2039	2023

(a) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales. The price per acre achieved for The Woodlands residential lots is mostly attributable to the mix of lots sold.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Columbia Commercial excludes 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended March 31, 2020.
(e) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.
NM Not meaningful.

Howard Hughes
HowardHughes.com 214.741.7744 22

Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Kō'ula (f)	Total
Key Metrics ($ in thousands)							
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units	177	317	465	423	750	565	2,697
Avg. unit Sq. Ft.	2,138	1,417	838	696	518	725	856
Condo Sq. Ft.	378,488	449,205	389,663	294,273	388,210	409,576	2,309,415
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,336	36,414	170,700
Stabilized retail NOI	$ 453	$ 1,152	$ —	$ 31	$ 637	$ 1,281	$ 3,554
Stabilization year	2017	2020	2019	2020	2022	2023	
Development progress ($ in millions)							
Status	Opened	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	3Q19	
Completion date/status	Complete	Complete	Complete	Complete	2021	2022	
Total development cost (g)	$ 464	$ 401	$ —	$ 219	$ 412	$ 487	$ 1,983
Cost-to-date (g)	$ 420	$ 396	$ —	$ 213	$ 151	$ 65	$ 1,245
Remaining to be funded	$ 44	$ 5	$ —	$ 6	$ 261	$ 422	$ 738
Financial Summary ($ in thousands, except per Sq. Ft.)							
Units closed (through Q1 2020)	170	315	465	423	—	—	1,373
Units under contract (through Q1 2020)	2	1	—	—	628	431	1,062
Total % of units closed or under contract	97.2%	99.7%	100.0%	100.0%	83.7%	76.3%	90.3%
Units closed (current quarter)	—	—	—	—	—	—	—
Units under contract (current quarter)	—	1	—	—	2	11	14
Square footage closed or under contract (total)	360,161	443,386	389,663	294,273	306,926	321,589	2,115,998
Total % square footage closed or under contract	95.2%	98.7%	100.0%	100.0%	79.1%	78.5%	91.6%
Target condo profit margin at completion (excl. land cost)							~30%
Total cash received (closings & deposits)	656,355	493,067	513,176	215,947	80,898	99,081	$ 2,058,524
Total GAAP revenue recognized							$ 1,877,148
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,100 - $1,150	$1,300 - $1,350	$700 - $750	$1,300 - $1,350	$1,500 - $1,550	$1,300 - 1,325
Expected construction costs per retail Sq. Ft.							$~1,100
Deposit Reconciliation (in thousands)							
Spent towards construction	$ —	$ —	$ —	$ —	$ 74,843	$ —	$ 74,843
Held for future use (h)	—	—	—	—	6,055	99,081	105,136
Total deposits from sales commitment	$ —	$ —	$ —	$ —	$ 80,898	$ 99,081	$ 179,979

(a) We began delivering units at Waiea in November 2016. As of March 31, 2020, we have closed on 170 units. We have two under contract, and five units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of March 31, 2020, we have closed on 315 units. We have one unit under contract, and one units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of March 31, 2020, we have closed on all 465 units.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of March 31, 2020, we have closed on all 423 units.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of March 31, 2020, we have entered into contracts for 628 of the units.
(f) We broke ground on Kō'ula in the third quarter of 2019. As of March 31, 2020, we have entered into contracts for 431 of the units.
(g) Development cost and cost-to-date are included only if the project has more than $1.0 million of estimated costs remaining to be incurred.
(h) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes
HowardHughes.com 214.741.7744 23

Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas, this 261-acre mixed-use development received unanimous zoning approval June 26, 2019.
Century Park	Houston, TX	100%	63	In conjunction with the acquisition of the Occidental Towers in The Woodlands in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.

Howard Hughes.

HowardHughes.com 214.741.7744 24

Debt Summary

(In thousands)	March 31, 2020	December 31, 2019
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	882,727	884,935
Special Improvement District bonds	23,460	23,725
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	2,362,424	2,199,241
Condominium financing (a)	76,455	30,717
Mortgages, notes and loans payable	4,345,066	4,138,618
Unamortized bond issuance costs	(5,030)	(5,249)
Deferred financing costs	(35,446)	(36,899)
Total mortgages, notes and loans payable, net	4,304,590	4,096,470
Total unconsolidated mortgages, notes and loans payable at pro-rata share	100,154	100,319
Total Debt	**$ 4,404,744**	**$ 4,196,789**

Net Debt on a Segment Basis, at share as of March 31, 2020

(In thousands)	Operating Assets	Master Planned Communities	Seaport District	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable (a) (b)	$ 2,363,378	$ 274,143	$ 353,436	$ 276,951	$ 3,267,908	$ 1,060,381	$ 4,328,289
Condominium financing (a)	—	—	—	76,455	76,455	—	76,455
Less: cash and cash equivalents (b)	(27,274)	(139,570)	(2,548)	(46,817)	(216,209)	(804,810)	(1,021,019)
Special Improvement District receivables	—	(42,103)	—	—	(42,103)	—	(42,103)
Municipal Utility District receivables	—	(301,897)	—	—	(301,897)	—	(301,897)
TIF Receivable	—	—	—	(3,854)	(3,854)	—	(3,854)
Net Debt	**$ 2,336,104**	**$ (209,427)**	**$ 350,888**	**$ 302,735**	**$ 2,780,300**	**$ 255,571**	**$ 3,035,871**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of March 31, 2020 (c)

(In thousands)	Remaining in 2020	2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable	$ 356,791	$ 321,936	$ 90,043	$ 1,061,359	$ 918,253	$ 1,105,240	$ 491,443	$ 4,345,065
Interest payments	127,679	159,913	153,469	142,436	94,991	33,183	107,537	819,208
Ground lease and other leasing commitments	5,131	7,066	6,328	6,374	6,432	5,047	261,805	298,183
Total consolidated debt maturities and contractual obligations	**$ 489,601**	**$ 488,915**	**$ 249,840**	**$ 1,210,169**	**$ 1,019,676**	**$ 1,143,470**	**$ 860,785**	**$ 5,462,456**

(a) As of March 31, 2020, and December 31, 2019, $706.2 million and $630.1 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt, respectively. An additional $229.9 million and $184.3 million of variable-rate debt was subject to interest rate collars as of March 31, 2020, and December 31, 2019, respectively and $75.0 million of variable-rate debt was capped at a maximum interest rate as of March 31, 2020 and December 31, 2019.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in real estate and other affiliates.
(c) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

Howard Hughes. HowardHughes.com 214.741.7744 25

Property-Level Debt

($ in thousands)

Asset		Q1 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets							
1201 Lake Robbins	$	273,070	L+195	Floating	2.94%		Jun-20
The Woodlands Warehouse		7,230	L+195	Floating	2.94%		Jun-20
Three Hughes Landing		59,847	L+260	Floating	3.59%		Sep-20
Downtown Summerlin		257,246	L+215	Floating	3.14%		Sep-20 / Sep-21
Two Merriweather		30,086	L+250	Floating	3.49%		Oct-20 / Oct-21
Outlet Collection at Riverwalk		30,131	L+250	Floating	3.49%		Oct-21
20/25 Waterway Avenue		13,062	4.79%	Fixed	4.79%		May-22
Millennium Waterway Apartments		52,762	3.75%	Fixed	3.75%		Jun-22
HHC 242 Self-Storage		5,499	L+260	Floating	3.59%		Dec-21 / Dec-22
HHC 2978 Self-Storage		5,395	L+260	Floating	3.59%		Dec-21 / Dec-22
Lake Woodlands Crossing Retail		12,304	L+180	Floating	2.79%		Jan-23
Lakeside Row		26,244	L+225	Floating	3.24%		Jul-22 / Jul-23
Senior Secured Credit Facility		682,500	4.61%	Floating/Swap	4.61%	(b), (c)	Sep-23
The Woodlands Resort & Conference Center		62,500	L+250	Floating	3.49%		Dec-21 / Dec-23
Lakefront North		39,564	L+200	Floating	2.99%		Dec-22 / Dec-23
9303 New Trails		11,090	4.88%	Fixed	4.88%		Dec-23
4 Waterway Square		32,477	4.88%	Fixed	4.88%		Dec-23
Creekside Park West		12,167	L+225	Floating	3.24%		Mar-23 / Mar-24
6100 Merriweather		40,657	L+275	Floating	3.74%		Sep-22 / Sep-24
Juniper Apartments		51,449	L+275	Floating	3.74%		Sep-22 / Sep-24
Tanager Apartments		35,970	L+225	Floating	3.24%		Oct-21 / Oct-24
9950 Woodloch Forest Drive		63,500	L+195	Floating	2.94%		Mar-25
Two Summerlin		32,992	4.25%	Fixed	4.25%		Oct-22 / Oct-25
3831 Technology Forest Drive		21,025	4.50%	Fixed	4.50%		Mar-26
Kewalo Basin Harbor		11,332	L+275	Floating	3.74%		Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed	3.39%		Aug-28
3 Waterway Square		47,297	3.94%	Fixed	3.94%		Aug-28
One Lakes Edge		69,440	4.50%	Fixed	4.50%		Mar-29
Aristocrat		37,818	3.67%	Fixed	3.67%		Sep-29
Creekside Park Apartments		37,730	3.52%	Fixed	3.52%		Oct-29
One Hughes Landing		51,708	4.30%	Fixed	4.30%		Dec-29
Two Hughes Landing		48,000	4.20%	Fixed	4.20%		Dec-30

Howard Hughes.
HowardHughes.com 214.741.7744 26

Property-Level Debt (con't)

($ in thousands)

Asset		Q1 2020 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Operating Assets (cont.)						
8770 New Trails		23,738	4.89%	Floating/Swap	4.89% (d)	Jun-21 / Jan-32
Constellation Apartments		24,200	4.07%	Fixed	4.07%	Jan-33
Hughes Landing Retail		34,834	3.50%	Fixed	3.50%	Dec-36
Columbia Regional Building		24,561	4.48%	Fixed	4.48%	Feb-37
Las Vegas Ballpark		51,231	4.92%	Fixed	4.92%	Dec-39
		2,363,154				
Master Planned Communities						
The Woodlands Master Credit Facility	$	125,000	L+250	Floating/Cap	3.49%	Oct-22 / Oct-24
Bridgeland Credit Facility		125,000	L+250	Floating/Cap	3.49%	Oct-22 / Oct-24
		250,000				
Seaport District						
250 Water Street	$	100,000	L+350	Floating	4.49%	Nov-22 / Nov-23
Seaport District		250,000	6.10%	Fixed/Floating	6.10% (e)	Jun-24
		350,000				
Strategic Developments						
A'ali'i		35,121	L+310	Floating	4.09%	Jun-22 / Jun-23
Two Lakes Edge		52,054	L+215	Floating	3.14%	Oct-22 / Oct-23
Kō'ula		41,334	L+300	Floating	4.45%	Mar-23 / Mar-24
110 North Wacker		229,941	L+300	Floating/Collar	4.89% (f)	Apr-22 / Apr-24
Millennium Phase III Apartments		1	L+175	Floating	2.74%	Aug-23 / Aug-24
Creekside Park Apartments Phase II		1	L+175	Floating	2.74%	Jan-24 / Jan -25
		358,452				
Total (g)	$	3,321,606				

(a) Extended maturity assumes all extension options are exercised, if available, based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $682.5 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) Balance includes a $67.5 million draw on the revolver portion of the loan that is intended for general corporate use.
(d) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails on June 27, 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The loan will bear interest at one-month LIBOR plus 2.45%, but it is currently swapped to a fixed rate equal to 4.89%.
(e) The loan initially bears interest at 6.10% and will begin bearing interest at one-month LIBOR plus 4.10% subject to a LIBOR cap of 2.30% and LIBOR floor of 0.00%, at the earlier of June 20, 2021 or the date certain debt coverage ratios are met.
(f) 100% of the $229.9 million outstanding principal is subject to fixed interest rate collar contracts for the remaining term of the debt.
(g) Excludes JV debt, Corporate bond debt and SID bond debt related to Summerlin MPC and retail.

Howard Hughes

HowardHughes.com 214.741.7744 27

Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date March 31, 2020 2020 2021 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 516 $ 1,221 $ 1,737 $ 40,448 $ 43,406 Seaport 100% 2031 (b) 544 1,655 2,243 218,777 222,675 Kewalo Basin Harbor 100% 2049 — 300 300 8,000 8,600 $ 1,060 $ 3,176 $ 4,280 $ 267,225 $ 274,681 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 28

Summary of Restructuring Expenses Summary of Ground Leases ($ in thousands) Liability as of Expense Liability as of Restructuring Expenses December 31, 2019 Settled in Q1 2020 Recorded in Q1 2020 March 31, 2020 Known Expenses Employee severance $ 4,636 $ (4,293) $ 2,261 $ 2,604 Estimated Expenses Employee relocation 5,049 — 217 5,266 Total Restructuring Expenses (a) $ 9,685 $ (4,293) $ 2,478 $ 7,870 (a) Does not include additional estimated $2.3 million - $4.3 million remaining restructuring expenses expected to be incurred in the remainder of 2020. HowardHughes.com 214.741.7744 29

Definitions Definitions Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of March 31, 2020, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2019	FY 2018
Total Operating Assets segment EBT (a)	$ (7,544)	$ (3,507)	$ 19,825	$ 12,628	$ 5,686	$ 34,632	$ 3,836
Add back:							
Depreciation and amortization	37,089	30,609	28,844	28,938	27,108	115,499	103,293
Interest expense, net	26,193	20,334	21,645	20,059	18,991	81,029	71,551
Equity in earnings from real estate and other affiliates	(4,394)	(477)	(441)	(45)	(2,709)	(3,672)	(1,994)
Gain on sale or disposal of real estate and other assets, net	(38,124)	—	—	—	—	—	4
Selling profit from sales-type leases	—	—	(13,537)	—	—	(13,537)	—
Provision for impairment	48,738	—	—	—	—	—	—
Impact of straight-line rent	(3,103)	(1,096)	(2,529)	(2,537)	(2,845)	(9,007)	(12,427)
Other	173	412	477	(340)	122	671	7,312
Total Operating Assets NOI - Consolidated	**59,028**	**46,275**	**54,284**	**58,703**	**46,353**	**205,615**	**171,575**
Redevelopments							
110 North Wacker	1	1	2	2	—	5	513
Total Operating Asset Redevelopments NOI	**1**	**1**	**2**	**2**	**—**	**5**	**513**
Dispositions							
100 Fellowship Drive	(1,123)	(1,051)	(1,163)	—	—	(2,214)	—
Cottonwood Square	—	—	—	—	—	—	11
Total Operating Asset Dispositions NOI	**(1,123)**	**(1,051)**	**(1,163)**	**—**	**—**	**(2,214)**	**11**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**57,906**	**45,225**	**53,123**	**58,705**	**46,353**	**203,406**	**172,099**
Company's Share NOI - Equity investees	**2,237**	**2,123**	**2,043**	**1,688**	**1,464**	**7,318**	**4,661**
Distributions from Summerlin Hospital Investment	**3,724**	**—**	**—**	**—**	**3,625**	**3,625**	**3,435**
Total Operating Assets NOI	**$ 63,867**	**$ 47,348**	**$ 55,166**	**$ 60,393**	**$ 51,442**	**$ 214,349**	**$ 180,195**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.

Howard Hughes

HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport District segment EBT to Total NOI:

(In thousands)	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2019	FY 2018
Total Seaport District segment EBT (a)	$ (35,956)	$ (12,464)	$ (16,656)	$ (14,270)	$ (15,852)	$ (59,242)	$ (23,862)
Add back:							
Depreciation and amortization	20,875	6,668	6,767	6,753	6,193	26,381	12,466
Interest expense (income), net	5,053	4,425	4,984	1,924	1,532	12,865	(6,291)
Equity in losses from real estate and other affiliates	2,043	804	705	451	632	2,592	705
Loss on sale or disposal of real estate	—	—	—	—	6	6	—
Gain on extinguishment of debt	—	(4,851)	—	—	—	(4,851)	—
Impact of straight-line rent	125	(24)	412	491	755	1,634	(433)
Other loss, net (b)	3,970	190	896	1,764	2,749	5,595	11,937
Total Seaport District NOI - Consolidated	**(3,890)**	**(5,252)**	**(2,892)**	**(2,887)**	**(3,985)**	**(15,020)**	**(5,478)**
Company's Share NOI - Equity investees	**(376)**	**(325)**	**(148)**	**(42)**	**(195)**	**(710)**	**(713)**
Total Seaport District NOI	**$ (4,266)**	**$ (5,577)**	**$ (3,040)**	**$ (2,929)**	**$ (4,180)**	**$ (15,730)**	**$ (6,191)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café during the three months ended March 31, 2020.

Howard Hughes. HowardHughes.com 214.741.7744 32

Reconciliation of Non-GAAP Measures (con't)

(In thousands)	Three Months Ended March 31,		Three Months Ended December 31,	
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	2020	2019	2019	2018
Total residential land sales closed in period	$ 29,745	$ 39,479	$ 142,537	$ 30,197
Total commercial land sales closed in period	2,096	—	—	2,356
Net recognized (deferred) revenue:				
Bridgeland	(305)	—	47	422
Summerlin	8,193	1,444	(12,521)	1,817
Total net recognized (deferred) revenue	7,888	1,444	(12,474)	2,239
Special Improvement District bond revenue	3	388	23,082	385
Total land sales revenue - GAAP basis	$ 39,732	$ 41,311	$ 153,145	$ 35,177

(In thousands)	Three Months Ended March 31,		Three Months Ended December 31,	
Reconciliation of MPC Segment EBT to MPC Net Contribution	2020	2019	2019	2018
MPC segment EBT	$ 44,121	$ 37,597	$ 112,117	$ 30,617
Plus:				
Cost of sales - land	16,786	16,818	63,724	14,605
Depreciation and amortization	91	160	90	2
MUD and SID bonds collections, net	1,123	862	12,967	42,753
Distributions from real estate and other affiliates	1,173	1,435	11,990	6,330
Less:				
MPC development expenditures	(64,896)	(56,772)	(58,218)	(55,899)
MPC land acquisitions	—	(752)	—	(5,262)
Equity in earnings in real estate and other affiliates	(8,934)	(7,837)	(9,477)	(1,602)
MPC Net Contribution	$ (10,536)	$ (8,489)	$ 133,193	$ 31,544

(In thousands)	Three Months Ended March 31,		Three Months Ended December 31,	
Reconciliation of Segment EBTs to Net Income	2020	2019	2019	2018
Operating Assets segment EBT	$ (7,544)	$ 5,686	$ (3,507)	$ (5,799)
MPC segment EBT	44,121	37,597	112,117	30,617
Seaport District segment EBT	(35,956)	(15,852)	(12,464)	(15,657)
Strategic Developments segment EBT	(103,680)	60,644	1,164	96,432
Corporate income, expenses and other items	(56,123)	(45,134)	(93,273)	(57,805)
Income before taxes	(159,182)	42,941	4,037	47,788
Provision for income taxes	34,100	(11,016)	(5,038)	(9,864)
Net income	(125,082)	31,925	(1,001)	37,924
Net loss attributable to noncontrolling interests	(52)	(104)	(99)	(663)
Net income attributable to common stockholders	$ (125,134)	$ 31,821	$ (1,100)	$ 37,261

Howard Hughes.
HowardHughes.com 214.741.7744 33